SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 20, 2000

                    Residential Asset Securities Corporation
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                333-84939                51-0362653
            --------                ---------                ----------
         (State or other     (Commission file number)     (I.R.S. employer
         jurisdiction of                                 identification no.)
         incorporation)

8400 Normandale Lake Blvd., Suite 600, Minneapolis, MN           55437
----------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code:          (612) 832-7000
------------------------------------------------------------------------------
                (Former name or former address, if changed since last report)

                        Exhibit Index located on page 4.

Items 1 through 6 and Item 8 are not included because they are not applicable.

Item 5.        Other Events.

     The audited financial statements of Financial Guaranty Insurance Company ("FGIC") as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, and the unaudited financial statements of FGIC as of June 30, 2000 and for the periods ending June 30, 2000 and June 30, 1999, are hereby filed and incorporated by reference in (i) the registration statement (No. 333-84939) of the Registrant (the "Prospectus"); and (ii) the Prospectus Supplement for Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2000-KS4, and shall be deemed to be a part hereof.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

               (a)    Not applicable

               (b)    Not applicable

               (c)    Exhibits

     23. Consent of KPMG LLP, independent auditors of FGIC with respect to (a) the incorporation by reference in the Registration Statement and Prospectus Supplement of their report dated January 21, 2000 on the audit of the financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 and (b) with respect to the reference to their firm under the caption "Experts" in the Prospectus Supplement.

99.1 Audited Financial Statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998.

     99.2 Unaudited Interim Financial Statements of Financial Guaranty Insurance Company as of June 30, 2000 and 1999.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   RESIDENTIAL ASSET SECURITIES CORPORATION


                                   By:    /s/ Julie Steinhagen
                                          Name:  Julie Steinhagen
                                          Title: Vice President

Dated:  September 20, 2000

                                   Exhibit 23

                     Consent of Independent Auditors of FGIC

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company:


We consent to the use of our report dated January 21, 2000 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999 included in the Form 8-K of Residential Asset Securities Corporation (the "Registrant") which is incorporated herein by reference in the registration statement (No. 333-84939) and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement") and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                            /s/ KPMG LLP


New York, New York
September 20, 2000

                                  Exhibit 99.1

                          AUDITED FINANCIAL STATEMENTS
                                       OF
                      FINANCIAL GUARANTY INSURANCE COMPANY

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


Audited Financial Statements


December 31, 1999




        Report of Independent Auditors..............................1
        Balance Sheets..............................................2
        Statements of Income........................................3
        Statements of Stockholder's Equity..........................4
        Statements of Cash Flows....................................5
        Notes to Financial Statements...............................6

                          Independent Auditors' Report


The Board of Directors and Stockholder
Financial Guaranty Insurance Company:


We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all materials respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.


/s/KPMG LLP


January 21, 2000


Financial Guaranty Insurance
Company                                                                                   Balance Sheets

----------------------------------------------------------------------------------------------

($ in Thousands, except per share amounts)

                                                              December 31,
December 31,
Assets                                                              1999
                                                              ----------
1998

Fixed maturity securities, at fair value
  (amortized cost of $2,484,753 in 1999 and $2,519,490 in 1998)$2,412,504              $2,663,024
Short-term investments, at cost, which approximates fair value    114,776                  30,395
Cash                                                                  924                     318
Accrued investment income                                          38,677                  40,038
Reinsurance recoverable                                             8,118                   8,115
Prepaid reinsurance premiums                                      133,874                 148,366
Deferred policy acquisition costs                                  71,730                  80,924
Property and equipment, net of accumulated depreciation
($7,803 in 1999 and $6,981 in 1998)                                   967                   1,802
Prepaid expenses and other assets                                  16,672                  11,047
                                                             ------------            ------------

      Total assets                                             $2,798,242              $2,984,029
                                                               ==========              ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                              $  578,930              $  610,182
Loss and loss adjustment expenses                                  45,201                  59,849
Ceded reinsurance balances payable                                  2,310                   3,129
Accounts payable and accrued expenses                              16,265                  46,764
Current federal income taxes payable                               62,181                  69,542
Deferred federal income taxes                                      46,346                 122,839
Payable for securities purchased                                    7,894                       6
                                                         ----------------           -------------

      Total liabilities                                           759,127                 912,311
                                                            -------------                --------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                   15,000                  15,000
Additional paid-in capital                                        383,511                 383,511
Accumulated other comprehensive income                            (46,687)                 91,922
Retained earnings                                               1,687,291               1,581,285
                                                              -----------             -----------

      Total stockholder's equity                                2,039,115               2,071,718
                                                              -----------             -----------

      Total liabilities and stockholder's equity               $2,798,242              $2,984,029
                                                               ==========              ==========


                       See accompanying notes to financial statements.



Financial Guaranty Insurance
Company                                                                             Statements of Income

----------------------------------------------------------------------------------------------


($ in Thousands)

                                                            For the Year Ended December 31,

                                                      1999                1998              1997
Revenues:

Gross premiums written                              $112,029            $112,425           $95,995
Ceded premiums                                       (14,988)            (19,444)          (19,780)
                                                     --------            --------         ---------

  Net premiums written                                97,041              92,981            76,215
Decrease in net unearned premiums                     16,759              12,529            39,788
                                                    --------          ----------          --------

  Net premiums earned                                113,800             105,510           116,003
Net investment income                                134,994             133,353           127,773
Net realized gains                                    32,878              29,360            16,700
                                                    --------           ---------         ---------

  Total revenues                                     281,672             268,223           260,476
                                                     -------             -------         ---------

Expenses:

Loss and loss adjustment expenses                    (11,185)              3,178            12,539
Policy acquisition costs                               7,198              13,870            12,936
Decrease in deferred policy acquisition costs          9,194               5,362             5,659
Other underwriting expenses                           18,467              18,539            14,691
                                                  ----------              ------          --------

  Total expenses                                      23,674              40,949            45,825
                                                 -----------             -------          --------

Income before provision for Federal income taxes     257,998             227,274           214,651
                                                  ----------             -------          --------

Federal income tax expense:
  Current                                             53,849              41,467            39,133
  Deferred                                            (1,857)                 17             1,715
                                                 ------------      -------------       -----------

  Total Federal income tax expense                    51,992              41,484            40,848
                                                  ----------          ----------        ----------

  Net income                                        $206,006             $185,790          $173,803
                                                    ========             ========          ========


                       See accompanying notes to financial statements.



Financial Guaranty Insurance
Company                                                                         Statements of Cash Flows






----------------------------------------------------------------------------------------------

($ in Thousands)

                                                                 For the Year Ended December 31,
                                                                  1999             1998        1997

Operating Activities:

Net income                                                    $206,006        $185,790     $173,803
  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Change in unearned premiums                                  (31,252)        (18,371)     (53,263)
  Change in loss and loss adjustment expense reserves          (14,648)        (17,077)       4,310
  Depreciation of property and equipment                           835           1,399        2,013
  Change in reinsurance recoverable                                 (3)            105       (1,205)
  Change in prepaid reinsurance premiums                        14,492           5,842       13,475
  Change in foreign currency translation adjustment              2,538            (958)        (497)
  Policy acquisition costs deferred                             (7,198)        (13,870)     (12,936)
  Amortization of deferred policy acquisition costs             16,392          19,232       18,595
  Change in accrued investment income, and prepaid
      expenses and other assets                                 (4,264)         12,847       (2,754)
  Change in other liabilities                                   (6,318)         15,606      (36,233)
  Deferred income taxes                                          1,857              17        1,715
  Amortization of fixed maturity securities                      4,674           4,149        2,698
  Change in current income taxes payable                        (7,361)         50,207      (32,681)
  Net realized gains on investments                            (32,878)        (29,360)     (16,700)
                                                               --------       ---------    ---------

Net cash provided by operating activities                      142,872         215,558       60,340
                                                               -------         -------      -------

Investing Activities:

Sales and maturities of fixed maturity securities              881,268         607,372      741,604
Purchases of fixed maturity securities                        (814,153)       (818,999)    (848,843)
Purchases, sales and maturities of short-term                  (84,381)         45,644       (2,200)
investments, net
Purchases of property and equipment, net                                           (59)        (459)
                                                             ------------     ---------   ------------
                                                                     -

Net cash used in investing activities                          (17,266)       (166,042)    (109,898)
                                                               --------       ---------    ---------

Financing Activities:

Capital Contributions                                                -               -       49,500
Dividends paid                                                (125,000)        (50,000)
                                                              ---------        --------
                                                                                                  -
Net cash used in financing activities                         (125,000)        (50,000)      49,500
                                                              ---------        --------   -----------

(Decrease) Increase in cash                                        606            (484)         (58)
Cash at beginning of year                                          318             802          860
                                                             ----------       --------    -------------

Cash at end of year                                          $     924        $    318    $     802
                                                             =========        ========    ============



                       See accompanying notes to financial statements.


Financial Guaranty Insurance
Company
Statements of Stockholder's Equity
----------------------------------------------------------------------------------------------
                                                    Additiona  Accumulated Other
                                         Common       Paid-In   Comprehensive          Retained
                                          Stock       Capital      Income              Earnings       Total
                                          -----       --------                        --------       -----


Balance, January 1, 1997                 $15,000       $334,011           $  38,731  $1,296,692  $1,684,434

Net income                                      -              -                   -    173,803      173,803
Other comprehensive income:
   Change in fixed maturity
   securities                                  -              -              45,527          -       45,527
   available for sale, net of tax of
   ($13,260)
   Change in foreign currency                   -             -                (323)
   translation adjustment                                                                    -         (323)
                                                                                                       -----
Total comprehensive income                     -              -                   -          -       219,007
                                                                                                  ----------
Capital contribution                            -        49,500                   -                    49,500
                                        ---------      --------         -----------  ------------------------
                                                                                             -
Balance, December 31, 1997                15,000        383,511              83,935  1,470,495    1,952,941
                                          ------        -------             -------  ---------    ---------

Net Income                                     -              -                   -    185,790      185,790
Other comprehensive income:
   Change in fixed maturity
   securities                                  -              -               8,610          -        8,610
   available for sale, net of tax of
   ($24,516)
   Change in foreign currency                   -             -                (623)         -
   translation adjustment                                                                              (623)
                                                                                                       -----
Total comprehensive income                     -              -                   -          -        193,777
                                                                                                  -----------
Dividend declared                                             -                   -     (75,000)
                                        ---------  ------------          ----------  -----------
                                               -                                                    (75,000)
                                               -                                                    --------
Balance at December 31, 1998              15,000        383,511              91,922  1,581,285     2,071,718
                                          ------        -------              ------  ---------    ----------

Net Income                                     -              -                   -    206,006      206,006
Other comprehensive income:
   Change in fixed maturity
   securities                                  -              -            (140,259)         -     (140,259)
   available for sale, net of tax
   benefit of $75,524
   Change in foreign currency                                  -              1,650
   translation adjustment                      -                                             -        1,650
                                                                                                      -----
Total comprehensive income                     -              -                   -          -
                                                                                                     67,397
Dividend declared                                              -                  -
                                        ------------------------       ------------
                                               -                                      (100,000)    (100,000)
                                               -                                      ---------    ---------
Balance at December 31, 1999             $15,000       $383,511            $(46,687) $1,687,291   $2,039,115
                                         =======       ========            ========= ==========   ==========

See accompanying notes to financial statements.


Financial Guaranty Insurance
Company                                         Notes to Financial Statements
--------------------------------------------------------------------------------
(1)     Business

        Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

        The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)     Significant Accounting Policies

        The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

        Investments

        Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

        Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                        Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

        Premium Revenue Recognition

        Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

        Policy Acquisition Costs

        Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

        Loss and Loss Adjustment Expenses

        Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $45.2 million and $59.8 million at December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, such reserves included $32.7 million and $39.6 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1999 and 1998, discounted case-basis loss and loss adjustment expense reserves were $12.5 million and $20.2 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 6.6% in 1999 and 5.0% in 1998. The amount of the discount as of December 31, 1999 and 1998 was $8.7 million and $8.9 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

        Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.
                                      -7-

        Property and Equipment

        Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

        Foreign Currency Translation

        The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1999 and 1998 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain/(loss) at December 31, 1999 and 1998 was $0.3 million and $(1.4) million, respectively, net of tax, and is reported in the statement of stockholder's equity.

        New Accounting Pronouncements

          In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The requirements for SFAS No. 133 were delayed by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," and are now effective for financial statements for periods beginning after June 15, 2000. SFAS No. 133 establishes standards for accounting and reporting for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company is currently evaluating the impact of SFAS No. 133 but does not expect it to have a material impact on the Company.

 (3)    Statutory Accounting Practices

        The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001. The Company is currently assessing the impact of the NAIC codification on its statutory financial statements. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

               (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

               (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

               (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

               (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

               (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

               (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

               (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

4)      Investments

        Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1999 and 1998, respectively, were on deposit with various regulatory authorities as required by law.

        The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                              Gross             Gross
                                                            Unrealized        Unrealized
                                            Amortized        Holding           Holding          Fair
        1999                                  Cost            Gains             Losses          Value
        U.S. Treasury securities and
          obligations of U.S.
          government corporations and         $  44,592       $       2            $2,163    $  42,431
          agencies
        Obligations of states and
          political subdivisions              2,336,563          12,916            81,062    2,268,417
        Debt securities issued by
          foreign governments                    41,043             604               373       41,274
        Other                                    62,555             112             2,285
                                           ------------       ---------         ---------

                                                                                                60,382
        Investments available-for-sale        2,484,753          13,634            85,883    2,412,504
        Short-term investments                  114,776               -                 -
                                           ------------    ------------      ------------
                                                                                               114,776
        Total                                $2,599,529         $13,634           $85,883    $2,527,280
                                             ==========         =======           =======    ==========



        The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1999, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
                                             Amortized         Fair
  1999                                        Cost
  Value

  Due in one year or less                $    138,289   $     138,268
  Due after one year through five years       122,715         123,151
  Due after five years through ten years      652,777         646,212
  Due after ten years through twenty years  1,459,655       1,411,749
  Due after twenty years                      226,093         207,900
                                         ------------    ------------

  Total                                    $2,599,529      $2,527,280
                                           ==========      ==========


                                                                 Gross             Gross
                                                               Unrealized       Unrealized
                                             Amortized          Holding           Holding            Fair
        1998                                    Cost             Gains            Losses            Value
        U.S. Treasury securities and
          obligations of U.S.
          government corporations and         $   75,595         $   1,294            $    2       $   76,887
          agencies
        Obligations of states and
          political subdivisions               2,367,682           142,777             4,112        2,506,347
        Debt securities issued by
          foreign governments                     38,520             3,182                 -           41,702
        Other                                     37,693               416                21           38,088
                                            ------------        ----------          --------      -----------
        Investments available-for-sale         2,519,490           147,669             4,135        2,663,024
        Short-term investments                    30,395                   -               -           30,395
                                            ------------      --------------      ----------    -------------
        Total                                 $2,549,885          $147,669            $4,135       $2,693,419
                                              ==========          ========            ======       ==========


          In 1999, 1998 and 1997, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $881.3 million, $607.3 million, and $741.6 million, respectively. For 1999, 1998 and 1997 gross gains of $35.1 million, $29.6 million, and $19.1 million respectively, and gross losses of $2.2 million, $0.2 million, and $2.4 million respectively, were realized on such sales.

        Net investment income of the Company is derived from the following sources (in thousands):


                                                  Year Ended December 31,
                                           1999          1998         1997
                                         ------        ------        -----

Income from fixed maturity securities   $130,402      $129,942     $122,372
Income from short-term investments         5,564         4,421        6,366
                                     -----------    -----------   ---------

Total investment income                   135,966      134,363      128,738
Investment expenses                           972        1,010          965
                                      -----------  -----------  -----------

Net investment income                    $134,994     $133,353     $127,773
                                         ========     ========     ========

As of December 31, 1999, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.

(5)     Income Taxes

        The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the
        Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (20.1 percent in 1999, 18.3 percent in 1998, and 19.0 percent in 1997) is less than the corporate tax rate on ordinary income of 35 percent in 1998, 1997 and 1996, primarily due to tax exempt interest on municipal investments.

        The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):
                                                    Year Ended December 31,
                                            1999        1998           1997
                                          --------  --------        -------
Income taxes computed on income
  before provision for federal
  income taxes, at the statutory rate     $90,299    $79,546         $75,128

Tax effect of:
  Tax-exempt interest                     (34,914)   (35,660)        (34,508)
  Original issue discount                       -     (2,511)              -
  Other, net                               (3,393)       109             228
                                         --------- ---------        --------

Provision for income taxes                $51,992    $41,484         $40,848
                                          =======    =======         =======

        The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1999 and 1998 are presented below (in thousands):

                                                        1999
                                                        ----
                                                                     1998
                                                                     ----
       Deferred tax assets:
           Unrealized losses on fixed maturity
           securities, available for sale            $25,287               -
           Loss reserves                               9,914          12,364
           Deferred compensation                       2,274           2,230
           Tax over book capital gains                 4,754           3,464
           Other                                                       3,579
                                                    ----          ----------
                                                       3,189

       Total gross deferred tax assets                45,418          21,637
                                                    --------      --- ------

       Deferred tax liabilities:
           Unrealized gains on fixed maturity
           securities, available-for-sale                  -          50,237
           Deferred acquisition costs                 25,106          28,323
           Premium revenue recognition                45,350          44,935
           Rate differential on tax and loss bonds     9,454           9,454
           Tax exempt bond discount                    6,593           5,746
           Other
                                                       5,261           5,781
                                                       -----           -----

       Total gross deferred tax liabilities           91,764         144,476
                                                    --------      -- -------

       Net deferred tax liability                    $46,346        $122,839
                                                     =======        ========

        Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1999 and 1998. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

        Total federal income tax payments during 1999, 1998 and 1997 were $60.4 million, $(8.7) million, and $71.8 million, respectively.

(6)     Reinsurance

        The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $59.8 million that can be drawn on in the event of default.

        Net premiums earned are presented net of ceded earned premiums of $29.5 million, $25.3 million and $33.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $0.9 million and $0.2 million for the years ended December 31, 1999, 1998 and 1997, respectively.

        In accordance with an amendment to an existing reinsurance agreement, the Company received additional ceding commission income of $6.2 million from the reinsurer. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer.

(7)     Loss and Loss Adjustment Expenses

        Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                          Year Ended December 31,
                                  ----------- --- ----------- -- -----------
                                     1999            1998           1997
                                  -----------     -----------    -----------

Balance at January 1,               $59,849         $76,926        $72,616
   Less reinsurance recoverable      (8,115)         (8,220)        (7,015)
                                     -------        --------      ---------
Net balance at January 1,            51,734          68,706         65,601

Incurred related to:
Current year                          2,407             568          1,047
Prior years                          (6,592)         (1,290)         6,492
Portfolio reserves                   (7,000)          3,900          5,000
                                     -------        -------          -----

Total Incurred                      (11,185)          3,178         12,539
                                   ---------        -------         ------

Paid related to:
Current year                              -               -         (1,047)
Prior years                          (3,466)        (20,150)        (8,387)
                                   ---------        --------        -------

Total Paid                           (3,466)        (20,150)        (9,434)
                                  ----------        --------        -------

Net balance at December 31,          37,083          51,734         68,706
   Plus reinsurance recoverable       8,118           8,115          8,220
                                   --------        --------       --------
Balance at December 31,             $45,201         $59,849        $76,926
                                    =======         =======        =======

        The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

        (8)    Related Party Transactions

        The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $2.6 million, $3.2 million and $4.9 million in expenses were incurred in 1999, 1998 and 1997, respectively, related to such transactions.

        The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.4 million in 1999, $0.5 million in 1998, and $0.5 million in 1997. As of December 31, 1999, par outstanding on these deals before reinsurance was $83.7 million.

        The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1999, 1998 and 1997.

(9)     Compensation Plans

        Officers  and other key  employees  of the  Company  participate  in the
        Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.6 million, $2.2 million and $5.0 million in 1999, 1998 and 1997, respectively, before deduction for related tax benefits.

(10)    Dividends

        Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1999 and 1998, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1999 and 1998, the amount of the Company's surplus available for dividends was approximately $127.2 million and $124.6 million, respectively, without prior approval.

        During 1999, and 1998, the Company declared dividends of $100.0 million, and $75.0 million, respectively.

(11)    Capital Contribution

        During 1997, the Parent made a capital contribution of $49.5 million to the Company.

(12)    Financial Instruments

        Fair Value of Financial Instruments

        The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

        Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

        Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

        Cash,  Receivable  for  Securities  Sold,  and  Payable  for  Securities
        Purchased: The carrying amounts of these items approximate their fair values.

        The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows (in thousands):


                                                             1999                       1998

                                                   Carrying       Fair          Carrying        Fair

           Cash
              On hand and in demand accounts     $     924     $     924      $      318    $      318

           Short-term investments                   114,776       114,776     $   30,395    $   30,395

           Fixed maturity securities             $2,412,504    $2,412,504     $2,663,024    $2,663,024


        Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999 and between $379.1 million and $419.0 million compared to a carrying value of $432.6 million as of December 31, 1998.

        As of December 31, 1999 and 1998, the net present value of future premiums was $55.7 million and $49.5 million, respectively.

        Concentrations of Credit Risk

        The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

        In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

        As of December 31, 1999, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $137.4 billion, net of reinsurance of $36.3 billion. The Company's insured portfolio as of December 31, 1999 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

        As of December 31, 1999, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):


                                                        Net
                                                      Principal
                                                     Outstanding
        Municipal:
          General obligation                           $77,780.2
          Special revenue                               45,531.2
          Industrial revenue                               471.5
          Non-municipal                                 13,575.3
                                                     -----------
        Total                                         $137,358.2
                                                      ==========

        As of December 31, 1999, the composition of principal exposure ceded to reinsurers was as follows (in millions):
                                                       Ceded
                                                      Principal
                                                     Outstanding
        Reinsurer:
          Capital Re                                   $12,267.6
          Enhance Re                                     8,921.9
          Other                                         15,148.5
                                                      ----------
            Total                                      $36,338.0
                                                       =========

        The Company's gross and net exposure outstanding, which includes principal and interest, was $305,682.7 million and $237,682.2 million, respectively, as of December 31, 1999.

        The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1999 by state, net of reinsurance, was as follows (in millions):
                                                            Net
                                                          Principal
                                                         Outstanding

        California              $15,453.9
        New York                13,081.7
        Pennsylvania            12,829.8
        Florida                 12,548.5
        Illinois                10,142.0
        Texas                     6,331.0
        Michigan                  5,912.3
        New Jersey                5,120.4
        Ohio                      3,838.8
        Arizona                   3,665.6
                                  -------

        Sub-total               88,924.0
        Other states            48,015.1
        International              419.1
                                ----------

        Total                 $137,358.2
                                ==========


(13)    Commitments

        Total rent expense was $2.6 million, $2.6 million and $2.4 million in 1999, 1998 and 1997, respectively. For each of the next two years and in the aggregate as of December 31, 1999, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

        Year                                                 Amount

       2000                                                     $2,909
       2001                                                      2,911
                                                               -------
       Total minimum future rental payments                     $5,820
                                                                ======



(14)    Comprehensive Income

Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

        The following are the reclassification adjustments (in thousands) for the years ended December 31, 1999, 1998 and 1997:

                                                                            1999
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Benefit          Amount

          Unrealized holding losses arising
             during the period                         $(182,905)          $64,017         $(118,888)
           Less: reclassification adjustment for
             gains realized in net income                (32,878)           11,507           (21,371)
                                                      -----------         --------        -----------
          Unrealized losses on investments             $(215,783)          $75,524         $(140,259)
                                                       ==========          =======         ==========


                                                                            1998
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

             Unrealized holding losses arising
              during the period                          $42,606          $(14,912)          $27,694
           Less: reclassification adjustment for
              gains realized in net income               (29,360)           10,276           (19,084)
                                                         --------        ---------          ---------
           Unrealized gains on investments               $13,246         $  (4,636)         $  8,610
                                                         =======         ==========         ========



                                                                            1997
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

           Unrealized holding losses arising
              during the period                          $86,742          $(30,360)          $56,382
           Less: reclassification adjustment for
              gains realized in net income               (16,700)            5,845           (10,855)
                                                        ---------         --------         ----------
           Unrealized gains on investments               $70,042          $(24,515)          $45,527
                                                         =======          =========          =======




Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

The  following  is a  reconciliation  of net  income  and  stockholder's  equity
presented  on  a  GAAP  basis  to  the  corresponding   amounts  reported  on  a
statutory-basis for the periods indicated below (in thousands):


                                                       Years Ended December 31,

                                                        1999                            1998                    1997
                                             __________________________    ___________________________     ____________________
                                              Net         Stockholder's     Net          Stockholder's     Net    Stockholder's
                                             Income           Equity       Income            Equity       Income    Equity
GAAP basis amount                           $206,006        $2,039,115    $185,790        $2,071,718   $173,803   $1,952,941

Premium revenue recognition                      596          (194,559)    (13,946)         (195,155)    (4,924)    (181,209)

Deferral of acquisition costs                  9,194           (71,730)      5,362           (80,924)     5,659      (86,286)

Contingency reserve                                -          (721,427)          -          (627,257)         -     (540,677)

Contingency reserve tax deduction (see Note 2)     -            74,059           -            74,059          -       95,185

Non-admitted assets                                -              (806)          -            (1,502)         -       (2,593)

Case basis loss reserves                      (1,294)           (1,221)      1,945                73      1,377       (1,872)

Portfolio loss reserves                       (7,000)           25,900       3,900            32,900      5,000       29,000

Deferral of income taxes                      (1,857)           71,551          17            72,521      1,715       72,260

Unrealized (gains) on fixed maturity
securities held at fair value, net of tax          -            46,962           -           (93,297)         -      (84,687)

Recognition of profit commission              (1,092)           (7,143)      1,338            (6,050)    (1,203)      (7,388)

Unauthorized reinsurance                            -              (87)          -               (39)         -            -

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                             (76)           11,093         253            11,169        313       10,916
                                         ------------     ------------  ----------      ------------  ---------   ----------

Statutory-basis amount                      $204,477        $1,271,707    $184,659        $1,258,216   $181,740   $1,255,590
                                            ========        ==========    ========        ==========   ========   ==========

                                  Exhibit 99.2

                     UNAUDITED INTERIM FINANCIAL STATEMENTS
                                       OF
                      FINANCIAL GUARANTY INSURANCE COMPANY



FINANCIAL GUARANTY INSURANCE COMPANY
============================================================================


Unaudited Interim Financial Statements

June 30, 2000


Balance Sheets.........................................................1
Statements of Income...................................................2
Statements of Cash Flows...............................................3
Notes to Unaudited Interim Financial Statements........................4


Financial Guaranty Insurance
Company                                                                                   Balance Sheets

($ in Thousands)
                                                                         June 30,      December 31,

                                                                          2000               1999
                                                                    ------------------ ---------------
Assets                                                              (Unaudited)
Fixed maturity securities, available for sale,
   at fair value (amortized cost of
   $2,154,362 in 2000 and $2,431,049 in 1999)                        $2,101,386           $2,412,504
Short-term investments, at cost, which approximates fair value          508,648              114,776
Cash                                                                        809                  924
Accrued investment income                                                34,278               38,677
Reinsurance receivable                                                    7,232                8,118
Deferred policy acquisition costs                                        72,458               71,730
Property, plant and equipment net of
   accumulated depreciation of $7,864 in 2000 and $7,303 in 1999            777                  967
Prepaid reinsurance premiums                                            133,526              133,874
Prepaid expenses and other assets                                        13,361               16,672
                                                                   ------------         ------------
            Total assets                                             $2,872,475           $2,798,242
                                                                     ==========           ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                      $585,740             $578,930
Losses and loss adjustment expenses                                      41,700               45,201
Ceded reinsurance payable                                                   572                2,310
Accounts payable and accrued expenses                                    31,277               16,265
Current federal income taxes payable                                     59,844               62,181
Deferred federal income taxes payable                                    56,902               46,346
Payable for securities purchased                                              -                7,894
                                                                   ------------            ---------

            Total liabilities                                           776,035              759,127
                                                                       --------             --------

Stockholder's Equity:

Common stock, par value $1,500 per share at June 30,
  2000 and at December 31, 1999: 10,000 shares authorized,
  issued and outstanding                                                 15,000               15,000
Additional paid-in capital                                              383,511              383,511
Accumulated other comprehensive loss, net of tax                        (32,459)             (46,687)
Retained earnings                                                     1,730,388            1,687,291
                                                                     ----------           ----------

            Total stockholder's equity                                2,096,440            2,039,115
                                                                     ----------          -----------

            Total liabilities and stockholder's equity               $2,872,475           $2,798,242
                                                                     ==========           ==========

               See accompanying notes to unaudited interim financial statements

Financial Guaranty Insurance
Company                                                   Statements Of Income

($ in Thousands)



                                                       Six Months Ended June 30,
                                                          2000             1999
                                                               (Unaudited)

Revenues:

    Gross premiums written                                  $55,707    $ 56,974
    Ceded premiums                                           (8,913)    (11,151)
                                                           ---------  ----------

    Net premiums written                                     46,794      45,823
    (Increase)/Decrease in net unearned premiums             (7,158)      3,402
                                                           ---------   --------

    Net premiums earned                                      39,636      49,225
    Net investment income                                    68,113      67,416
    Net realized gains                                       12,670      25,019
                                                           --------    --------

        Total revenues                                      120,419     141,660
                                                           --------     -------

Expenses:

    Losses and loss adjustment expenses                      (2,486)     (2,683)
    Policy acquisition costs                                  5,490       8,996
    Other underwriting expenses                               7,058       9,640
                                                           --------      ------

        Total expenses                                       10,062      15,953
                                                           --------     -------

        Income before provision for federal income taxes    110,357     125,707

    Provision for federal income taxes                       17,261      25,765
                                                           --------     -------

         Net income                                         $93,096     $99,942
                                                            =======     =======



               See accompanying notes to unaudited interim financial statements

Financial Guaranty Insurance
Company                                                    Statements Of Cash
Flows


($ in Thousands)
                                                      Six Months Ended June 30,
                                                            2000        1999
                                                             (Unaudited)

Operating activities:

Net income                                                 $93,096   $99,942
    Adjustments to reconcile net income to net
      cash provided by operating activities:
    Provision for deferred income taxes                      2,895     1,308
    Amortization of fixed maturity securities                2,679     1,830
    Policy acquisition costs deferred                       (6,219)   (6,314)
    Amortization of deferred policy acquisition costs        5,490     8,996
    Depreciation of fixed assets                               190       645
    Change in reinsurance receivable                           886       (44)
    Change in prepaid reinsurance premiums                     348     1,632
    Foreign currency translation adjustment                  2,615     1,838
    Change in accrued investment income, prepaid
       expenses and other assets                             7,710     2,773
    Change in unearned premiums                              6,810    (5,035)
    Change in losses and loss adjustment expense reserves   (3,501)   (4,860)
    Change in other liabilities                             13,274    (2,602)
    Change in current income taxes payable                  (2,337)     (932)
    Net realized gains on investments                      (12,670)  (25,019)
                                                          ---------  --------

Net cash provided by operating activities                  111,266    74,158
                                                           -------   -------

Investing activities:

Sales or maturities of fixed maturity securities           608,512   581,563
Purchases of fixed maturity securities                    (276,021) (469,911)
Purchases of short-term investments, net                  (393,872) (135,446)
                                                          --------- ---------

Net cash used for investing activities                     (61,381)  (23,794)
                                                          ---------  --------

Financing activities:

Dividends paid                                             (50,000)  (50,000)
                                                           --------  --------
Net cash used for financing activities                     (50,000)  (50,000)
                                                           --------  --------

(Decrease)/Increase in cash                                   (115)      364
Cash at beginning of period                                    924       318
                                                          --------  --------

Cash at end of period                                     $    809   $   682
                                                          ========   =======


               See accompanying notes to unaudited interim financial statements

Financial Guaranty Insurance
Company                                          Notes to Financial Statements

June 30, 2000 and 1999
(Unaudited)


           (1) Basis of Presentation

               The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of
               (a) results of operations for the six months ended June 30, 2000 and 1999, (b) the financial position at June 30, 2000 and December 31, 1999, and (c) cash flows for the six months ended June 30, 2000 and 1999.

               These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1999 audited financial statements.

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           (2) Statutory Accounting Practices

               The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

               (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

               (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

               (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

               (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

               (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;

               (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

               (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as available for sale under GAAP.

Financial Guaranty Insurance
Company                                      Notes to Financial Statements

--------------------------------------------------------------------------------

The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:

                                                                             Six Months Ended
June 30,

                                                                2000                                       1999
                                             --------------------------------------------- --------------------
                                                Net            Stockholder's             Net          Stockholder's
                                              Income              Equity               Income            Equity

GAAP basis amount                                $93,096           $2,096,440             $99,942          $2,028,358
Premium revenue recognition                       (8,243)            (202,802)             (8,326)           (203,481)
Deferral of acquisition costs                       (728)             (72,458)              2,682             (78,242)
Contingency reserve                                    -             (737,124)                  -            (648,106)
Contingency reserve tax deduction                      -               74,059                   -              74,059
Non-admitted assets                                    -                 (679)                  -                (933)
Case-basis losses incurred                          (315)              (1,536)               (989)               (916)
Portfolio loss reserves                           (3,000)              22,900               1,000              33,900
Deferral of income tax                             2,895               75,360               1,308              74,509
Unrealized losses/(gains) on fixed
  maturity securities held at fair                     -               34,434                   -               1,200
  value, net of taxes
Profit commission                                    141               (7,002)                 13              (6,038)
Provision for unauthorized reinsurers                  -                  (85)                  -                 (38)
Allocation of tax benefits due to
  Parent's net operating loss to the
  Company                                            146               11,239                 156              11,325
                                               ---------         ------------           ---------        ------------
Statutory basis amount                           $83,992           $1,292,746             $95,786          $1,285,597
                                                 =======           ==========             =======          ==========



1023740v2

Financial Guaranty Insurance
Company                                          Notes to Financial Statements


           (3) Dividends

               Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

               o Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $66.4 million in 2000.

               o Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.


               The amount of the Company's surplus available for dividends during 2000 is approximately $129.3 million.

               The Company declared dividends of $50 million during the first six months of 2000 and 1999.

           (4) Income Taxes

               The Company's effective Federal corporate tax rate (15.6 percent and 20.5 percent for the six months ended June 30, 2000 and 1999, respectively) is less than the statutory corporate tax rate (35 percent in 2000 and 1999) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

           (5)  Reinsurance

               In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $9.3 million and $12.8 million, respectively, for the six months ended June 30, 2000 and 1999.

           (6) Comprehensive Income

               Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income, net unrealized capital gains or losses on available-for-sale securities and foreign currency translation adjustments, net of taxes. This new standard only changes the presentation of certain information in the financial statements and does not affect the Company's financial position or results of operations. The following is a reconciliation of comprehensive income:

Financial Guaranty Insurance
Company                                           Notes to Financial Statements


June 30, 2000 and 1999
(Unaudited)


                                                   For the Six Months
                                                     Ended June 30,
                                                  2000             1999

   Net income                                   $93,096          $99,942
   Other comprehensive income:
      Change in unrealized investment gains/,
         (losses) net of taxes                   12,528          (94,497)
      Change in foreign exchange gains,
         net of taxes                             1,700            1,195
                                             ----------         --------
   Comprehensive income                        $107,324          $ 6,640
                                               ========          =======